Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA REPORTS SECOND QUARTER RESULTS

SOUDERTON, Pa., July 25, 2018 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the second quarter ended June 30, 2018. Univest reported net income of $4.4 million, or $0.15 diluted earnings per share for the quarter ended June 30, 2018, compared to net income of $11.8 million, or $0.44 diluted earnings per share, for the quarter ended June 30, 2017. Net income for the six months ended June 30, 2018 was $17.2 million, or $0.58 diluted earnings per share, compared to net income of $22.6 million, or $0.85 diluted earnings per share for the six months ended June 30, 2017.

The financial results for the three and six months ended June 30, 2018 included a charge to the provision for loan and lease losses of $12.7 million, which represented $0.34 of diluted earnings per share in each period, related to alleged fraudulent activities believed to be perpetrated by one or more employees of a borrower which was previously reported in the Corporation's Form 8-K filed with the SEC on May 31, 2018. The Bank owns a participating interest which originally totaled $13.0 million in an approximately $80.0 million commercial lending facility. The $12.7 million represents the entire principal amount owed to the Bank and this amount was fully charged-off as of June 30, 2018.

In addition, the financial results for the three and six months ended June 30, 2018 included tax-free bank owned life insurance ("BOLI") death benefit claims of $446 thousand, which represented $0.02 diluted earnings per share in each period. The financial results for the three and six months ended June 30, 2017 included a tax-free BOLI death benefit claim of $889 thousand, which represented $0.03 diluted earnings per share in each period. The six months ended June 30, 2018 included restructuring costs related to financial center closures of $451 thousand, net of tax, or $0.02 of diluted earnings per share recognized in the first quarter of 2018. There were no restructuring costs during the six months ended June 30, 2017.

The financial results for the three and six months ended June 30, 2018 also included a reduction in the Corporation's statutory federal income tax rate from 35% to 21% effective January 1, 2018 in accordance with the Tax Cuts and Jobs Act of 2017 (“TCJA”).

Loans
Gross loans and leases increased $128.5 million, or 13.9% (annualized), from March 31, 2018 and $198.3 million, or 11.0% (annualized), from December 31, 2017. The growth in loans during 2018 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $123.5 million, or 14.1% (annualized), from March 31, 2018 and increased $65.9 million, or 3.7% (annualized), from December 31, 2017. Additionally, deposits increased $272.7 million, or 8.1%, from June 30, 2017. The growth in deposits in 2018 was primarily due to increases in consumer time deposits and commercial deposits partially offset by a seasonal decline in public funds deposits. The growth in deposits compared to June 30, 2017 was primarily due to increases in consumer time, commercial and public funds deposits.

Net Interest Income and Margin
Net interest income of $76.3 million for the six months ended June 30, 2018 increased $6.7 million, or 9.6%, from the six months ended June 30, 2017. The increase in net interest income for the six months ended June 30, 2018 as compared to the same period in 2017 was primarily due to the previously described increase in loans.

Net interest margin, on a tax-equivalent basis, was 3.73% for the second quarter of 2018, compared to 3.72% for the first quarter of 2018 and 3.76% for the second quarter of 2017. The favorable impact of purchase accounting accretion was 3 basis points ($349 thousand) for the quarter ended June 30, 2018 compared to 2 basis points ($146 thousand) for the quarter ended March 31, 2018 and 8 basis points ($742 thousand) for the quarter ended June 30, 2017. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.70% for the quarter ended June 30, 2018 compared to 3.70% for the quarter ended March 31, 2018 and 3.68% for the quarter ended June 30, 2017.

Net interest margin, on a tax-equivalent basis, in 2017 was calculated using a 35% federal tax rate as compared to a 21% federal tax rate for the first and second quarters of 2018. Assuming a 21% federal tax rate and excluding purchase accounting, net interest margin was 3.61% for the quarter ended June 30, 2017.

Noninterest Income
Noninterest income for the quarter ended June 30, 2018 was $15.3 million, a decrease of $695 thousand, or 4.3%, from the second quarter of 2017. Noninterest income for the six months ended June 30, 2018 was $30.9 million, consistent with the same period in the prior year.

Investment advisory commission and fee income increased $445 thousand, or 13.4%, for the quarter and $947 thousand, or 14.5%, for the six months ended June 30, 2018 primarily due to new customer relationships and continued favorable market performance. Insurance commission and fee income increased $562 thousand, or 7.0%, for the six months ended June 30, 2018, primarily due to an increase in contingent commission income of $377 thousand, which is largely recognized in the first quarter of the year and due to an increase in group life and health premiums.

BOLI income decreased $412 thousand for the quarter and $526 thousand for the six months ended June 30, 2018 primarily due to proceeds from the previously mentioned BOLI death benefits of $446 thousand in the second quarter of 2018 as compared to $889 thousand in the second quarter of 2017. The net gain on mortgage banking decreased $595 thousand, or 38.7%, for the quarter and $992 thousand, or 37.4%, for the six months ended June 30, 2018, primarily due to a decrease in refinance mortgage volume, a shortage of housing supply and the Bank retaining, on balance-sheet, a higher percentage of its mortgage originations. Such on balance-sheet loans are predominantly hybrid adjustable rate mortgages. Other income decreased $246 thousand, or 9.7%, for the quarter and $271 thousand, or 5.6%, for the six months ended June 30, 2018. The decrease in the six months ended June 30, 2018 is primarily due to a net loss of $300 thousand related to valuations and sales of other real estate owned and sales of closed branches as compared to a net gain of $289 thousand of such assets in the six months ended June 30, 2017. This unfavorable variance in other income was partially offset by an increase in other service fee income of $368 thousand for the six months ended June 30, 2018.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2018 was $34.3 million, an increase of $1.8 million, or 5.5%, compared to the second quarter of 2017. Noninterest expense for the six months ended June 30, 2018 was $69.5 million, an increase of $4.9 million, or 7.6% from the comparable period in the prior year.

Salaries, benefits and commissions increased $1.3 million, or 7.1%, for the quarter and $3.2 million, or 8.7%, for the six months ended June 30, 2018, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our financial center footprint in Lancaster County and the Lehigh Valley and annual merit increases. Data processing expense increased $184 thousand for the six months ended June 30, 2018 primarily due to increased investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Professional fees increased $199 thousand for the six months ended June 30, 2018 primarily due to increased consultant fees. Other expense increased $286 thousand for the quarter and $644 thousand for the six months ended June 30, 2018 primarily due to increases in Bank shares tax and employment related expense. Restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. There were no restructuring costs during the six months ended June 30, 2017. Excluding restructuring costs, noninterest expense for the six months increased $4.3 million or 6.7% from the comparable period in 2017.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $30.1 million at June 30, 2018, compared to $27.7 million at March 31, 2018 and $14.5 million at December 31, 2017. Nonperforming assets were $32.8 million at June 30, 2018, compared to $32.9 million at March 31, 2018 and $28.6 million at December 31, 2017. The increase in non-accrual loans and leases during 2018 is primarily due to one commercial real estate loan in the amount of $12.3 million being placed on non-accrual status during the first quarter of 2018. This was partially offset by troubled debt restructured commercial real estate loans for another borrower totaling $10.3 million being returned to performing status during the first quarter of 2018 as the borrower was in compliance with the modified terms of the restructuring for the required time period.

Net loan and lease charge-offs were $13.2 million during the second quarter of 2018. The provision for loan and lease losses was $15.4 million for the second quarter of 2018. Both net loan and lease charge-offs and the provision for loan and lease losses includes the previously discussed $12.7 million commercial loan charge-off.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.76% at June 30, 2018, compared to 0.70% at December 31, 2017 and 0.73% at June 30, 2017.

Tax Provision
The effective income tax rate was 4.2% for the quarter ended June 30, 2018 compared to an effective income tax rate of 26.4% for the quarter ended June 30, 2017. The effective income tax rate was 14.9% for the six months ended June 30, 2018 compared to an effective income tax rate of 26.4% for the six months ended June 30, 2017. As previously discussed, the Corporation's statutory federal tax rate was reduced to

21% effective January 1, 2018 in accordance with the TCJA. The Corporation's effective income tax rate for the six months ended June 30, 2018 was favorably impacted by discrete tax benefits and proceeds from BOLI death benefits. Excluding these items, the effective tax rate was 18.2% for the six months ended June 30, 2018.

Dividend
On May 21, 2018, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 2, 2018. This represented a 2.84% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss second quarter 2018 results on Thursday, July 26, 2018 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10121395. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through August 26, 2018 by dialing 1-877-344-7529; using Conference ID: 10121395.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., has approximately $4.7 billion in assets and $3.5 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2018. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues that may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
June 30, 2018
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Assets	$4,749,181	$4,613,959	$4,554,862	$4,417,363	$4,453,527
Investment securities	446,933	462,252	454,082	443,822	469,307
Loans held for sale	1,778	687	1,642	2,228	2,259
Loans and leases held for investment, gross	3,818,398	3,689,888	3,620,067	3,487,164	3,510,170
Allowance for loan and lease losses	25,652	23,410	21,555	20,543	20,910
Loans and leases held for investment, net	3,792,746	3,666,478	3,598,512	3,466,621	3,489,260
Total deposits	3,620,786	3,497,293	3,554,919	3,518,590	3,348,080
Noninterest-bearing deposits	1,055,479	1,002,021	1,040,026	987,881	963,790
NOW, money market and savings	1,970,912	1,974,769	1,940,144	1,959,549	1,837,452
Time deposits	594,395	520,503	574,749	571,160	546,838
Borrowings	481,862	466,510	355,590	332,529	542,545
Shareholders' equity	605,294	606,719	603,374	528,798	521,306

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Assets	$4,682,827	$4,555,977	$4,442,743	$4,416,332	$4,333,689	$4,619,714	$4,282,343
Investment securities	450,375	457,926	456,045	459,862	468,601	454,130	469,446
Loans and leases, gross	3,743,195	3,634,510	3,505,260	3,467,235	3,401,325	3,689,152	3,354,361
Deposits	3,563,956	3,484,044	3,508,676	3,480,318	3,346,409	3,524,221	3,318,502
Shareholders' equity	611,667	605,973	554,071	527,032	517,697	608,835	513,399

Asset Quality Data (Period End)
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$30,148	$27,694	$14,517	$15,949	$20,174
Accruing loans and leases 90 days or more past due	150	2,295	761	1,595	572
Accruing troubled debt restructured loans and leases	790	1,032	11,435	11,468	11,470
Total nonperforming loans	31,088	31,021	26,713	29,012	32,216
Other real estate owned	1,742	1,843	1,843	1,763	2,202
Total nonperforming assets	32,830	32,864	28,556	30,775	34,418
Nonaccrual loans and leases / Loans and leases held for investment	0.79%	0.75%	0.40%	0.46%	0.57%
Nonperforming loans and leases / Loans and leases held for investment	0.81%	0.84%	0.74%	0.83%	0.92%
Nonperforming assets / Total assets	0.69%	0.71%	0.63%	0.70%	0.77%

Allowance for loan and lease losses	25,652	23,410	21,555	20,543	20,910
Allowance for loan and lease losses / Loans and leases held for investment	0.67%	0.63%	0.60%	0.59%	0.60%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.76%	0.73%	0.70%	0.71%	0.73%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	85.09%	84.53%	148.48%	128.80%	103.65%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	82.51%	75.47%	80.69%	70.81%	64.91%
Acquired credit impaired loans	$998	$1,525	$1,583	$1,622	$6,485

	For the three months ended,					For the six months ended,
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net loan and lease charge-offs	$13,167	$198	$980	$3,056	$1,384	$13,365	$1,800
Net loan and lease charge-offs (annualized)/Average loans and leases	1.41%	0.02%	0.11%	0.35%	0.16%	0.73%	0.11%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
June 30, 2018
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Interest income	$46,460	$43,534	$42,417	$42,172	$40,030	$89,994	$78,426
Interest expense	7,470	6,262	5,711	5,285	4,730	13,732	8,843
Net interest income	38,990	37,272	36,706	36,887	35,300	76,262	69,583
Provision for loan and lease losses	15,409	2,053	1,992	2,689	2,766	17,462	5,211
Net interest income after provision	23,581	35,219	34,714	34,198	32,534	58,800	64,372
Noninterest income:
Trust fee income	2,044	1,996	2,208	1,924	2,016	4,040	3,923
Service charges on deposit accounts	1,335	1,327	1,555	1,371	1,313	2,662	2,556
Investment advisory commission and fee income	3,778	3,683	3,485	3,455	3,333	7,461	6,514
Insurance commission and fee income	3,712	4,888	3,258	3,492	3,628	8,600	8,038
Bank owned life insurance income	1,210	669	841	742	1,622	1,879	2,405
Net gain on sales of investment securities	—	10	5	7	21	10	36
Net gain on mortgage banking activities	942	716	465	908	1,537	1,658	2,650
Other income	2,293	2,293	2,335	2,210	2,539	4,586	4,857
Total noninterest income	15,314	15,582	14,152	14,109	16,009	30,896	30,979
Noninterest expense:
Salaries, benefits and commissions	20,065	20,647	19,340	19,185	18,730	40,712	37,467
Premises and equipment	3,600	3,780	3,636	3,542	3,715	7,380	7,373
Data processing	2,091	2,232	2,243	2,118	2,081	4,323	4,139
Professional fees	1,331	1,355	1,391	1,447	1,248	2,686	2,487
Marketing and advertising	526	381	360	271	475	907	854
Deposit insurance premiums	452	391	374	409	451	843	853
Intangible expense	594	612	687	690	446	1,206	1,205
Restructuring charges	—	571	—	—	—	571	—
Other expense	5,688	5,156	5,409	5,033	5,402	10,844	10,200
Total noninterest expense	34,347	35,125	33,440	32,695	32,548	69,472	64,578
Income before taxes	4,548	15,676	15,426	15,612	15,995	20,224	30,773
Income tax expense	191	2,826	5,162	4,416	4,217	3,017	8,139
Net income	$4,357	$12,850	$10,264	$11,196	$11,778	$17,207	$22,634
Per common share data:
Book value per share	$20.58	$20.64	$20.57	$19.83	$19.55	$20.58	$19.55
Net income per share:
Basic	$0.15	$0.44	$0.37	$0.42	$0.44	$0.59	$0.85
Diluted	$0.15	$0.44	$0.37	$0.42	$0.44	$0.58	$0.85
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	29,403,946	29,354,887	27,481,309	26,666,460	26,661,784	29,379,552	26,646,327
Period end shares outstanding	29,406,450	29,391,934	29,334,859	26,671,336	26,667,991	29,406,450	26,667,991

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
June 30, 2018

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Return on average assets	0.37%	1.14%	0.92%	1.01%	1.09%	0.75%	1.07%
Return on average assets, excluding restructuring charges (1), (2)	0.37%	1.18%	0.92%	1.01%	1.09%	0.77%	1.07%
Return on average shareholders' equity	2.86%	8.60%	7.35%	8.43%	9.13%	5.70%	8.89%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	2.86%	8.90%	7.35%	8.43%	9.13%	5.85%	8.89%
Return on average tangible common equity, excluding restructuring charges (1), (2), (5)	4.04%	12.65%	10.89%	12.83%	14.06%	8.29%	13.77%
Net interest margin (FTE)	3.73%	3.72%	3.76%	3.80%	3.76%	3.72%	3.78%
Efficiency ratio (3)	62.12%	65.41%	63.43%	61.94%	60.74%	63.74%	61.70%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	62.12%	64.35%	63.43%	61.94%	60.74%	63.22%	61.70%

Capitalization Ratios
Dividends declared to net income	135.0%	45.7%	57.1%	47.6%	45.3%	68.3%	47.1%
Shareholders' equity to assets (Period End)	12.75%	13.15%	13.25%	11.97%	11.71%	12.75%	11.71%
Tangible common equity to tangible assets (5)	9.33%	9.64%	9.68%	8.22%	7.96%	9.33%	7.96%
Tangible book value per share (5)	$14.51	$14.54	$14.44	$13.06	$12.75	$14.51	$12.75
Tangible book value per share - Core (5), (6)	$14.91	$14.90	$14.57	$13.14	$12.87	$14.91	$12.87

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.19%	10.47%	10.48%	8.74%	8.74%	10.19%	8.74%
Common equity tier 1 risk-based capital ratio	10.89%	11.16%	11.11%	9.51%	9.21%	10.89%	9.21%
Tier 1 risk-based capital ratio	10.89%	11.16%	11.11%	9.51%	9.21%	10.89%	9.21%
Total risk-based capital ratio	13.76%	14.04%	14.00%	12.47%	12.15%	13.76%	12.15%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Restructuring charges	$—	$571	$—	$—	$—	$571	$—
Tax effect on restructuring charges	—	120	—	—	—	120	—
(b) Restructuring charges, net of tax	$—	$451	$—	$—	$—	$451	$—

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,650 at June 30, 2018, $6,605 at March 31, 2018, $6,573 at December 31, 2017, $6,556 at September 30, 2017 and $6,548 at June 30, 2017.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($11,987) at June 30, 2018, ($10,477) at March 31, 2018, ($4,061) at December 31, 2017, ($2,364) at September 30, 2017 and ($3,028) at June 30, 2017), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	June 30, 2018			March 31, 2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$37,254	$148	1.59%	$19,184	$76	1.61%
U.S. government obligations	23,183	91	1.57	23,921	94	1.59
Obligations of state and political subdivisions	71,092	603	3.40	74,554	593	3.23
Other debt and equity securities	356,100	2,177	2.45	359,451	2,095	2.36
Federal funds sold and other earning assets	32,788	509	6.23	29,057	504	7.03
Total interest-earning deposits, investments, federal funds sold and other earning assets	520,417	3,528	2.72	506,167	3,362	2.69
Commercial, financial, and agricultural loans	810,610	9,750	4.82	782,200	8,900	4.61
Real estate—commercial and construction loans	1,661,198	19,044	4.60	1,600,394	17,618	4.46
Real estate—residential loans	853,769	10,046	4.72	837,495	9,675	4.69
Loans to individuals	28,985	444	6.14	27,960	413	5.99
Municipal loans and leases	313,181	2,961	3.79	311,752	2,892	3.76
Lease financings	75,452	1,353	7.19	74,709	1,344	7.30
Gross loans and leases	3,743,195	43,598	4.67	3,634,510	40,842	4.56
Total interest-earning assets	4,263,612	47,126	4.43	4,140,677	44,204	4.33
Cash and due from banks	45,158			42,506
Reserve for loan and lease losses	(23,914)			(22,022)
Premises and equipment, net	61,234			61,738
Other assets	336,737			333,078
Total assets	$4,682,827			$4,555,977
Liabilities:
Interest-bearing checking deposits	$463,156	$383	0.33	$425,027	$292	0.28
Money market savings	694,734	1,758	1.01	658,367	1,343	0.83
Regular savings	803,586	582	0.29	834,375	557	0.27
Time deposits	553,579	1,819	1.32	541,478	1,499	1.12
Total time and interest-bearing deposits	2,515,055	4,542	0.72	2,459,247	3,691	0.61
Short-term borrowings	217,327	958	1.77	175,824	645	1.49
Long-term debt	155,628	709	1.83	155,765	665	1.73
Subordinated notes	94,420	1,261	5.36	94,359	1,261	5.42
Total borrowings	467,375	2,928	2.51	425,948	2,571	2.45
Total interest-bearing liabilities	2,982,430	7,470	1.00	2,885,195	6,262	0.88
Noninterest-bearing deposits	1,048,901			1,024,797
Accrued expenses and other liabilities	39,829			40,012
Total liabilities	4,071,160			3,950,004
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	290,517			290,209
Retained earnings and other equity	163,366			157,980
Total shareholders' equity	611,667			605,973
Total liabilities and shareholders' equity	$4,682,827			$4,555,977
Net interest income		$39,656			$37,942
Net interest spread			3.43			3.45
Effect of net interest-free funding sources			0.30			0.27
Net interest margin			3.73%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.96%			143.51%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2018 and March 31, 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$37,254	$148	1.59%	$17,951	$39	0.87%
U.S. government obligations	23,183	91	1.57	33,453	113	1.35
Obligations of state and political subdivisions	71,092	603	3.40	83,356	886	4.26
Other debt and equity securities	356,100	2,177	2.45	351,792	1,720	1.96
Federal funds sold and other earning assets	32,788	509	6.23	29,860	396	5.32
Total interest-earning deposits, investments, federal funds sold and other earning assets	520,417	3,528	2.72	516,412	3,154	2.45
Commercial, financial, and agricultural loans	810,610	9,750	4.82	761,544	8,172	4.30
Real estate—commercial and construction loans	1,661,198	19,044	4.60	1,501,258	16,629	4.44
Real estate—residential loans	853,769	10,046	4.72	750,149	8,479	4.53
Loans to individuals	28,985	444	6.14	27,850	406	5.85
Municipal loans and leases	313,181	2,961	3.79	283,129	3,185	4.51
Lease financings	75,452	1,353	7.19	77,395	1,416	7.34
Gross loans and leases	3,743,195	43,598	4.67	3,401,325	38,287	4.51
Total interest-earning assets	4,263,612	47,126	4.43	3,917,737	41,441	4.24
Cash and due from banks	45,158			43,804
Reserve for loan and lease losses	(23,914)			(20,474)
Premises and equipment, net	61,234			65,690
Other assets	336,737			326,932
Total assets	$4,682,827			$4,333,689
Liabilities:
Interest-bearing checking deposits	$463,156	$383	0.33	$445,830	$118	0.11
Money market savings	694,734	1,758	1.01	560,350	694	0.50
Regular savings	803,586	582	0.29	835,495	446	0.21
Time deposits	553,579	1,819	1.32	547,115	1,203	0.88
Total time and interest-bearing deposits	2,515,055	4,542	0.72	2,388,790	2,461	0.41
Short-term borrowings	217,327	958	1.77	139,146	325	0.94
Long-term debt	155,628	709	1.83	200,207	683	1.37
Subordinated notes	94,420	1,261	5.36	94,176	1,261	5.37
Total borrowings	467,375	2,928	2.51	433,529	2,269	2.10
Total interest-bearing liabilities	2,982,430	7,470	1.00	2,822,319	4,730	0.67
Noninterest-bearing deposits	1,048,901			957,619
Accrued expenses and other liabilities	39,829			36,054
Total liabilities	4,071,160			3,815,992
Shareholders' Equity:
Common stock	157,784			144,559
Additional paid-in capital	290,517			230,683
Retained earnings and other equity	163,366			142,455
Total shareholders' equity	611,667			517,697
Total liabilities and shareholders' equity	$4,682,827			$4,333,689
Net interest income		$39,656			$36,711
Net interest spread			3.43			3.57
Effect of net interest-free funding sources			0.30			0.19
Net interest margin			3.73%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.96%			138.81%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$28,269	$224	1.60%	$13,297	$55	0.83%
U.S. government obligations	23,550	185	1.58	33,744	219	1.31
Obligations of state and political subdivisions	72,814	1,196	3.31	84,598	1,808	4.31
Other debt and equity securities	357,766	4,272	2.41	351,104	3,302	1.90
Federal funds sold and other earning assets	30,933	1,013	6.60	27,896	754	5.45
Total interest-earning deposits, investments, federal funds sold and other earning assets	513,332	6,890	2.71	510,639	6,138	2.42
Commercial, financial, and agricultural loans	796,483	18,650	4.72	741,409	16,013	4.36
Real estate—commercial and construction loans	1,630,964	36,662	4.53	1,480,757	32,369	4.41
Real estate—residential loans	845,677	19,721	4.70	744,213	16,715	4.53
Loans to individuals	28,475	857	6.07	28,707	806	5.66
Municipal loans and leases	312,470	5,853	3.78	281,264	6,305	4.52
Lease financings	75,083	2,697	7.24	78,011	2,899	7.49
Gross loans and leases	3,689,152	84,440	4.62	3,354,361	75,107	4.52
Total interest-earning assets	4,202,484	91,330	4.38	3,865,000	81,245	4.24
Cash and due from banks	43,839			42,878
Reserve for loan and lease losses	(22,973)			(19,344)
Premises and equipment, net	61,485			65,102
Other assets	334,879			328,707
Total assets	$4,619,714			$4,282,343
Liabilities:
Interest-bearing checking deposits	$444,197	$675	0.31	$436,155	$223	0.10
Money market savings	676,651	3,101	0.92	546,083	1,257	0.46
Regular savings	818,895	1,139	0.28	821,725	795	0.20
Time deposits	547,562	3,318	1.22	569,341	2,377	0.84
Total time and interest-bearing deposits	2,487,305	8,233	0.67	2,373,304	4,652	0.40
Short-term borrowings	196,690	1,603	1.64	144,620	587	0.82
Long-term debt	155,697	1,374	1.78	174,263	1,082	1.25
Subordinated notes	94,390	2,522	5.39	94,146	2,522	5.40
Total borrowings	446,777	5,499	2.48	413,029	4,191	2.05
Total interest-bearing liabilities	2,934,082	13,732	0.94	2,786,333	8,843	0.64
Noninterest-bearing deposits	1,036,916			945,198
Accrued expenses and other liabilities	39,881			37,413
Total liabilities	4,010,879			3,768,944
Shareholders' Equity:
Common stock	157,784			144,559
Additional paid-in capital	290,363			230,395
Retained earnings and other equity	160,688			138,445
Total shareholders' equity	608,835			513,399
Total liabilities and shareholders' equity	$4,619,714			$4,282,343
Net interest income		$77,598			$72,402
Net interest spread			3.44			3.60
Effect of net interest-free funding sources			0.28			0.18
Net interest margin			3.72%			3.78%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.23%			138.71%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.